UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025 (January 10, 2025)

FORMATION MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41209	87-2406468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 67

Jacksboro, Texas 76458

(Address of Principal Executive Offices) (Zip Code)

972-217-4080

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and the “Company” refer to Formation Minerals, Inc., a Nevada corporation, unless the context indicates otherwise.

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On January 10, 2025, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”), for the purchase of 95 shares of the Company’s Class B Convertible Preferred Stock, par value $0.01 per share (the “Class B Preferred Stock”), in a private placement at $1,000 per share, for aggregate gross proceeds of up to $95,000 (the “Financing”).

Pursuant to the Purchase Agreement, effective January 10, 2025, the Company issued and sold 95 shares of the Class B Preferred Stock (the “Closing Shares”) to GHS for an aggregate of $95,000 in gross proceeds (the “Closing”) and issued to GHS 10 shares of the Class B Preferred Stock (the “Incentive Shares” together with the Closing Shares, the “Shares”) as an equity incentive for the purchase of the shares of Class B Preferred Stock. The Company intends to use the net proceeds from the issuance and sale of the Closing Shares for general working capital purposes. The Purchase Agreement contains customary events of defaults, representations and warranties and closing conditions for a transaction of this type.

Further, pursuant to the Purchase Agreement, the Company must use its best efforts to file a registration statement within 30 calendar days from the Closing to register the resale of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”)issuable upon the conversion of the Shares and use its reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission within 60 calendar days from its filing and to have such registration statement or any replacement registration statement remain effective until such time as GHS no longer holds any such securities.

Placement Agency Agreement

Also on January 10, 2025, in connection with the Financing, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Icon Capital Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “reasonable best efforts” basis in connection with the Financing. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a fee equal to 2.0% of the aggregate gross proceeds raised in the Financing. In connection with the Initial Closing, the Company paid the Placement Agent $1,800.

The Placement Agency Agreement contains customary events of defaults, representations and warranties and closing conditions for a transaction of this type.

The foregoing descriptions of the Purchase Agreement and Placement Agency Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of Purchase Agreement and the Placement Agency Agreement, copies of which are filed herewith as Exhibit 10.1 and 99.1, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Shares were issued and sold, and the shares of Common Stock issuable upon the conversion of the Shares will be issued, in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Securities Purchase Agreement, dated as of January 10, 2025, by and between Formation Minerals, Inc. and GHS Investments LLC.*
99.1	Placement Agency Agreement, dated as of January 10, 2025, by and between Formation Minerals, Inc. and Icon Capital Group, LLC.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

*	In accordance with Rule 601(b)(2) of Regulation S-K, the related disclosure schedules have not been filed. The Company agrees to furnish supplementally a copy of any such disclosure schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2025

FORMATION MINERALS, INC.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

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